UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2026

Monroe Capital Income Plus Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, 35th Floor
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 258-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Second Amendment to MC Income Plus Financing SPV IV LLC’s Senior Secured Revolving Credit Facility with Capital One, National Association

On March 17, 2026, Monroe Capital Income Plus Corporation (the “Company”) entered into the Second Amendment to Loan, Security and Servicing Agreement (“Second Amendment”), by and among MC Income Plus Financing SPV IV LLC, a wholly-owned subsidiary of  the Company, as borrower, the Company, as servicer, the lenders party thereto, Capital One, National Association, as administrative agent, U.S. Bank Trust Company, National Association, as collateral custodian and as collateral administrator, and U.S. Bank National Association, as document custodian. The Second Amendment amended the Loan and Servicing Agreement identified therein (the “SPV IV Loan Agreement”) to, among other things, increase the Facility Amount from $350,000,000 of aggregate commitments to $400,000,000 of aggregate commitments, to reduce the interest rate applicable to borrowings under the SPV IV Loan Agreement by 0.30% per annum and to extend the Scheduled Revolving Period End Date from July 11, 2027 to March 17, 2029 and the Facility Maturity Date from July 11, 2029 to March 17, 2031.

Borrowing under the SPV IV Loan Agreement remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended (the “1940 Act”).

First Amendment to MC Income Plus Financing SPV V LLC’s Senior Secured Revolving Credit Facility with Capital One, National Association

On March 17, 2026, the Company entered into the First Amendment to Loan, Security and Servicing Agreement (“First Amendment”), by and among MC Income Plus Financing SPV V LLC, a wholly-owned subsidiary of  the Company, as borrower, the Company, as servicer, the lenders party thereto, Capital One, National Association, as administrative agent, U.S. Bank Trust Company, National Association, as collateral custodian and as collateral administrator, and U.S. Bank National Association, as document custodian. The First Amendment amended the Loan and Servicing Agreement identified therein (the “SPV V Loan Agreement”) to, among other things, increase the Facility Amount from $250,000,000 of aggregate commitments to $400,000,000 of aggregate commitments, to reduce the interest rate applicable to borrowings under the SPV V Loan Agreement by 0.30% per annum and to extend the Scheduled Revolving Period End Date from February 21, 2028 to March 17, 2029 and the Facility Maturity Date from February 21, 2030 to March 17, 2031.

Borrowing under the SPV V Loan Agreement remains subject to the leverage restrictions contained in the 1940 Act.

Capitalized terms under this Item 1.01, unless otherwise defined herein, have the meaning ascribed to them under the SPV IV Loan Agreement and the SPV V Loan Agreement, as applicable, in each case, as amended through the date hereof. The description above is only a summary of the Second Amendment and the First Amendment, and is qualified in its entirety by reference to the copies of each of the Second Amendment and First Amendment, each of which are filed as exhibits to this current report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amendment to Loan, Security and Servicing Agreement, dated as of March 17, 2026, by and among the Company, as servicer, MC Income Plus Financing SPV IV LLC, as borrower, the lenders party thereto, Capital One, National Association, as administrative agent, U.S. Bank Trust Company, National Association, as collateral custodian and as collateral administrator, and U.S. Bank National Association, as document custodian.

10.2	First Amendment to Loan, Security and Servicing Agreement, dated as of March 17, 2026, by and among the Company, as servicer, MC Income Plus Financing SPV V LLC, as borrower, the lenders party thereto, Capital One, National Association, as administrative agent, U.S. Bank Trust Company, National Association, as collateral custodian and as collateral administrator, and U.S. Bank National Association, as document custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: March 19, 2026	By:	/s/ Lewis W. Solimene, Jr.
Lewis W. Solimene, Jr.
Chief Financial Officer and Chief Investment Officer